UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2017

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2017, Gregory F. Hughes, one of the independent directors of New York REIT, Inc. (the “Company”), resigned as a member of the Company’s Board of Directors (the “Board”), effective immediately. At the time of his resignation, Mr. Hughes was a member of the Compensation Committee of the Board. In his resignation letter (the “Resignation Letter”), Mr. Hughes advised the Company that he was resigning due to fundamental disagreements with the Board and the Company relating to its governance, including: (i) disagreements with the actions approved by the majority of the directors on the Board, as to which he cast dissenting votes; (ii) matters related to the conduct of the Board’s request for proposals (the “RFP”) to select an external advisor; (iii) practices in connection with meetings of the Board, including meetings not being held in person, as well as with minimal notice and no formal agenda; and (iv) the potential acceleration of the vesting of restricted shares of the Company’s common stock (“restricted shares”) held by Robert H. Burns in connection with his resignation from the Board. All descriptions of the contents of the Resignation Letter set forth in this Current Report on Form 8-K are qualified in their entireties by reference to the full text of the Resignation Letter, a copy of which is attached hereto as Exhibit 17.1 to this Current Report on Form 8-K.

The Company disagrees with the assertions made by Mr. Hughes in the Resignation Letter and take exception to Mr. Hughes’ characterizations of certain facts and his conclusions.

With respect to Mr. Hughes’ assertions regarding the RFP process, the Company notes that the RFP process was initiated prior to Mr. Hughes joining the Board and believes it has resulted in the best outcome for the Company and its stockholders. The RFP process took time to conduct for a variety of reasons that Mr. Hughes did not address in his Resignation Letter. First, there was not, and there never was, as Mr. Hughes claims, a “hand-picked choice” to become the Company’s advisor. Instead, the RFP process involved a disciplined review of proposals by the independent directors of the Company, with the advice of independent financial advisors and legal counsel, which included face-to-face interviews with a number of potential advisors. Second, the Company’s settlement agreement with WW Investors, LLC, pursuant to which Mr. Hughes was elected to the Board in the first place, provided that Mr. Hughes should be excluded from any committee formed for the purpose of evaluating proposals under the RFP. However, in order to give Mr. Hughes full visibility into the RFP process and to obtain the benefit of Mr. Hughes’ views of the qualifications of the various candidates, the Board allowed Mr. Hughes to participate in the selection of an advisor on the same basis as each other independent director.

Mr. Hughes also mischaracterizes the purpose of the RFP process as “replac[ing] AR Global’s affiliate.” In fact, the purpose of the process was to enable the Company to execute its plan of liquidation in the most efficient and cost effective manner possible. The temporary extension of the Company’s advisory agreement with its current advisor, New York Recovery Advisors, LLC (the “Advisor”), was intended to mitigate the risks associated with transitioning an entire management team on a single day. The Board believes that structuring the advisory transition to occur over a three-month period through the filing of the Company’s Annual Report on Form 10-K would allow for a smooth and orderly transition of day-to-day management to Winthrop REIT Advisors, LLC (“Winthrop”) while at the same time permitting Winthrop to implement the Company’s plan of liquidation. Mr. Hughes further fails to state that a significant factor in this determination was the belief by a majority of the independent directors that the failure to extend the term of the Company’s existing advisory agreement could jeopardize the timely filing of the Company’s Annual Report on Form 10-K.

Regarding the Viceroy Hotel asset, in accordance with generally accepted accounting principles, as a result of the Board's approval of the plan of liquidation, the Company decreased the holding period assumptions regarding its assets, resulting in an impairment charge for the Viceroy Hotel.

Mr. Hughes is correct that, during his tenure on the Board, the Board held many meetings that were not held in person. The Company notes, however that each of those meetings related to matters that required immediate attention and were always compliant with the Company’s by-laws while attempting to accommodate the directors’ personal and professional schedules. In addition, Mr. Hughes’ views do not represent the views of a majority of the Board with respect to governance and process.

Regarding the potential accelerated vesting of restricted shares following Mr. Burns’ resignation, the Compensation Committee of the Board, of which Mr. Hughes was a member, considered this matter and, following discussion, took no action on the matter. Accordingly, all unvested restricted shares held by Mr. Burns that did not automatically vest in accordance with their terms were forfeited upon his resignation. The Company notes that Mr. Burns attended 75% of the combined meetings of the Board and the meetings of committees on which he sat during the year ended December 31, 2016.

Item 8.01. Other Events.

On February 16, 2017, the Company issued a press release announcing the resignation or Mr. Hughes, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference, in which Michael Ashner, a principal of WW Investors, LLC, which selected Mr. Hughes to join the Board in October 2016 pursuant to a settlement agreement with the Company, and Winthrop REIT Advisors LLC, commented, "While we are exceedingly grateful to Greg for his efforts in moving NYRT forward, we retain our confidence that the company will continue to move forward with its plan of liquidation under the stewardship of the Board."

Also the Company reports that WW Investors, LLC has a recommended a replacement board member to the Company’s Nominating and Corporate Governance Committee and that the Company’s Nominating and Corporate Governance Committee is currently evaluating that candidacy and expects to expeditiously make a determination whether to recommend that such candidate be elected to the Board.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; the Company’s ability to complete asset sales and realize the results of its plan of liquidation; the timing of and the amount of proceeds of asset sales; and other factors, many of which are beyond the Company’s control, including other factors included in Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s latest Annual Report on Form 10-K for year ended December 31, 2015, filed with the SEC on February 26, 2016, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 9, 2016, and the Definitive Proxy Statement, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
17.1	Resignation Letter, dated as of February 15, 2017, from Gregory F. Hughes
99.1	Press release dated February 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017	NEW YORK REIT, INC.

	By:	/s/ Michael A. Happel Michael A. Happel Chief Executive Officer and President